------------------------------
Stephen E. Leach, Esquire
(VA Bar No. 29601)
Jonathan W. Lipshie, Esquire
(VA Bar No. 31826)
Tucker, Flyer & Lewis, P.C.
1615 L Street N.W., Suite 400
Washington, DC 20036
(202) 429-7112
------------------------------


                         UNITED STATES BANKRUPTCY COURT
                        THE EASTERN DISTRICT OF VIRGINIA
                              (Alexandria Division)


In re:
                                                          Case No.  98-17963-SMM
IMARK TECHNOLOGIES, INC.,
                                                          (Chapter 11)
                  Debtor.

--------------------------------------------------------------------------------


                      DEBTOR'S AMENDED DISCLOSURE STATEMENT

I.       INTRODUCTION
         On October 29, 1998, Imark Technologies, Inc. (the "Debtor"), filed a voluntary petition under Chapter 11, Title 11, United States Code ("Bankruptcy Code" or "Code") in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division. The following Disclosure Statement is submitted by the Debtor pursuant to the provisions of 11 U.S.C. ss. 1125(f) with the Debtor's Plan of Reorganization ("the Plan"). A copy of the Plan is attached hereto as Exhibit A. The definitions set forth in the Plan shall have the same meanings throughout this Disclosure Statement. Provisions of the Bankruptcy Code require the Debtor to submit this Disclosure Statement to all of its creditors in order to provide creditors with adequate information to make an informed decision in exercising their rights to vote for acceptance or rejection of the Debtor's Plan.

         REORGANIZATION OF THE DEBTOR IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES, AND THERE CAN BE NO ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

         ALL TERMS USED HEREIN SHALL HAVE THE SAME MEANING GIVEN SUCH TERMS IN THE PLAN.

         Pursuant to the Bankruptcy Code, this Disclosure Statement has been presented to and conditionally approved by the Bankruptcy Court on the 14th day of January, 1999. Such approval is required by the Bankruptcy Code and does not constitute a judgment of the Bankruptcy Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered hereunder. Such approval indicates that the Bankruptcy Court has determined, subject to final approval after notice and a hearing, that the Disclosure Statement contains adequate information to permit those claimants whose acceptance of the Plan is solicited to make an informed judgment about the Plan. Interested parties are referred to 11 U.S.C. Section 1125, which reads in part:

            (b) An acceptance or rejection of a plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the court as containing adequate information. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

            (d) Whether a disclosure statement, required under subsection (b) of this section contains adequate information is not governed by any otherwise applicable nonbankruptcy law, rule, or regulation, but an agency or official whose duty is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of, an order approving a disclosure statement.

            (e) A person that solicits acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of this title, or that participates, in good faith and in compliance with the applicable provisions of this title, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

            (f) Notwithstanding subsection (b), in a case in which the debtor has elected under section 1121(e) to be considered a small business:
            (1) the court may conditionally approve a disclosure statement subject to final approval after notice and a hearing; (2) acceptances and rejections of a plan may be solicited based on a conditionally approved disclosure statement as long as the debtor provides adequate information to each holder of a claim or interest that is solicited, but a conditionally approved disclosure statement shall be mailed at least 10 days prior to the date of the hearing on confirmation of the plan; and (3) a hearing on the disclosure statement may be combined with a hearing on confirmation of a plan.

         The Debtor has prepared this Disclosure Statement to disclose that information available to the Debtor which, in its opinion, is material, important and necessary to any evaluation of the Plan. This document was compiled from information obtained by the Debtor from numerous sources believed to be accurate to the best of the Debtor's knowledge, information and belief. Certain financial information contained herein has been prepared by management without audit. The material contained herein is intended solely for the purpose of evaluating the Plan and only for the use of known creditors and interest-holders of the Debtor. This Disclosure Statement may not be relied upon for any purpose other than the determination of how to vote on the Plan. The Debtor favors the Plan and believes that the Plan provides the best possible recovery to creditors and shareholders. THE DEBTOR RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN.

II.      VOTING

A.       Impaired Classes

         This Disclosure Statement is submitted in accordance with Bankruptcy Code ss. 1125 for the purpose of soliciting acceptance of the Plan from holders of certain classes of claims and interests. The only claimants whose acceptances of the Plan are sought are those whose claims and interests are "impaired" by the Plan and are receiving or retaining any property under the Plan on account of such claims or interests. Specifically, a class is impaired unless the Plan
(1) leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest, or; (2) cures any default that occurred before or after the commencement of the case, other than certain defaults, reinstates the maturity of such claim or interest as such maturity existed before such default, and compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

         Holders of claims and interests which are not "impaired" shall be deemed to have accepted the Plan. Holders of interests that will not receive or retain any property under the Plan on account of such interests are deemed not to have accepted the Plan.

B.       Voting Procedure

         The Bankruptcy Court has set the 23rd day of February, 1999, at 2:00 p.m. for a hearing on the final approval of the Disclosure Statement and Confirmation of the Plan. A creditor in order to vote, must have filed with the Clerk of the United States Bankruptcy Court, 200 South Washington Street, Alexandria, Virginia 22314 a proof of claim or interest on, or before, the bar date of February 16, 1999, set by the Bankruptcy Court by Order entered on January 13 1999 in accordance with Federal Rule of Bankruptcy Procedure 3003(c) and Eastern District of Virginia Local Bankruptcy Rule 3003-1. Any creditor or interest-holder claim which is scheduled as undisputed, liquidated and not contingent is, to the extent scheduled, deemed to have filed a claim and, absent objection, such claim is deemed allowed. A creditor may vote to accept or reject the Plan by filling out and mailing to counsel for the Debtor the ballot which the Debtor has provided to him/her. February 16, 1999 at 4:30 p.m. is the last day on which ballots must be delivered to counsel for the Debtor at the address listed below. No vote received after such time will be counted.

         Whether a creditor or interest-holder votes on the Plan or not, or whether the creditor or interest-holder votes to accept or not to accept the Plan, such person will be bound by the terms and treatment set forth in the Plan if the Plan is accepted by the requisite majority of creditors and interest-holders and is confirmed by the Bankruptcy Court. Allowance of a claim or interest for voting purposes does not necessarily mean that all or a portion of the claim or interest will be allowed or disallowed for distribution purposes.

         The Debtor or others may solicit your vote. The cost of any solicitation by the Debtor will be borne by the Debtor. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

         NO REPRESENTATIONS OR ASSURANCES CONCERNING THE DEBTOR INCLUDING, WITHOUT LIMITATION, THE PLAN ARE AUTHORIZED BY THE DEBTOR, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

         If you are in one of the classes of creditors whose interests are effected by the Plan (see "Impaired Classes" above), it is important that you vote. IN ADDITION, CREDITORS HOLDING CLAIMS IN MORE THAN ONE CLASS MUST FILE A BALLOT FOR EACH CLAIM.

         To vote to accept or reject the Plan, creditors of the Debtor in any of the impaired classes (see "Classification of Claims and Interests" in the Plan attached hereto as Exhibit A) should indicate their acceptance or rejection on the appropriate ballot. Any creditors holding claims in another impaired class must file one ballot for each such class. Additional ballots may be obtained by proper written request to Stephen Leach, Esq., Tucker, Flyer & Lewis, P.C., 1615 L Street N.W., Suite 400, Washington, DC 20036, (202) 429-7112, counsel for the Debtor or photocopies of ballots may be used.

         A class of claims will have accepted the Plan if (counting only those claims voted) it is accepted by class members holding at least 2/3 in amount and more than 1/2 in number of the allowed claims of such class voting on the Plan. You are, therefore, urged to fill in, date, sign and promptly mail the enclosed ballot furnished to you. Please be sure to fully complete the form and legibly identify the name of the claimant or interest-holder.

         EXECUTED BALLOTS MUST BE RECEIVED ON OR BEFORE THE RETURN DATE SET FORTH IN THE BALLOT. COMPLETED BALLOTS SHOULD BE MAILED TO STEPHEN E. LEACH, ESQUIRE, Tucker, Flyer & Lewis, P.C., 1615 L Street N.W., Suite 400, Washington, DC 20036, (202) 429-7112. BECAUSE MAIL DELAYS MAY OCCUR, IT IS IMPORTANT THAT THE BALLOT OR BALLOTS BE MAILED OR DELIVERED WELL IN ADVANCE OF THE DATE SPECIFIED. ANY BALLOTS RECEIVED AFTER THE RETURN DATE WILL NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE CREDITORS AND INTEREST-HOLDERS HAVE VOTED TO ACCEPT OR REJECT THE PLAN. NO FACSIMILE BALLOTS WILL BE ACCEPTED.

         THIS IS A SOLICITATION BY THE DEBTOR ONLY AND IS NOT A SOLICITATION BY THE ATTORNEYS OR ACCOUNTANTS FOR THE DEBTOR, AND THE REPRESENTATIONS MADE HEREIN ARE THOSE OF THE DEBTOR AND NOT OF SUCH ATTORNEYS OR ACCOUNTANTS.

III.     MATTERS TO CONSIDER BEFORE VOTING ON THE CHAPTER 11 PLAN

A.       Alternatives to the Plan.

         Although this Disclosure Statement is intended to provide information to assist in the formation of a judgment as to whether to vote for or against the Plan, a brief reminder of the only presently alternative available to the Plan is in order. This alternative consists of the liquidation of the Debtor under chapter 7 of the Bankruptcy Code. The Debtor believes the proposed Plan to be in the best interests of the creditors and the interest-holders. In arriving at this conclusion, the Debtor emphasizes that the Debtor has liabilities far in excess of the fair value of its assets and unsecured creditors would not receive any distribution in a chapter 7 liquidation (see liquidation analysis Section
VIII).

         The Plan is a plan of reorganization that provides for the Debtor to continue to operate and provides for a distribution to both unsecured creditors and certain interest-holders. The unsecured creditors and shareholders of the Debtor will receive more under the Debtor's Plan than under a chapter 7 liquidation as a result of the distribution of cash and stock and retention of stock provided for under the Plan.

B.       Specific Consideration in Voting.

         Implications and risks concerning the Plan: While the Plan provides for certain payments and distributions, such payments and distributions will apply only to allowed claims and certain interests. Under the Bankruptcy Code, a claim may not receive a distribution unless it is "allowed." A claim will be allowed in the absence of an objection. A claim to which an objection has been filed will be heard by the Bankruptcy Court at a regular evidentiary hearing and will be allowed in full, or in part, or disallowed. Accordingly, payment on all claims may be delayed until objections to such claims are settled.

C.       Risk Factors.

         For classes of claims which do not receive cash on the Effective Date, there are certain risks inherent in accepting the Plan, including the absence of absolute certainty of ultimate payment.

IV.      REQUIREMENTS FOR CONFIRMATION

         The Confirmation of a Plan of Reorganization is the ultimate goal of the Debtor's chapter 11 case. Consequently, your decision whether to accept the Plan must be made in the context fixed by the Bankruptcy Code.

         Chapter 11 permits the adjustment of secured debt, unsecured debt and equity interests. A Chapter 11 Plan, may with consent of that class, provide less than full satisfaction of a senior indebtedness in favor of junior indebtedness, and may even provide some return to equity owners absent full satisfaction of indebtedness, so long as no impaired class votes against the Plan. A class of claims will have accepted the Plan if (counting only claims voted) it is accepted by class members holding at least 2/3 in amount and more than 1/2 in number of the allowed claims of such class voting on the Plan.

         Even if an impaired class votes against the Plan, implementation of the Plan is still available under the provisions of chapter 11 so long as the Plan is fair and equitable and does not discriminate unfairly with respect to the rejecting class or classes. A plan does not discriminate unfairly if the legal rights of the rejecting class are treated in a manner consistent with the treatment of other classes whose legal rights are similar to those of the rejecting class, and if no class receives more than it is entitled to for its claims. The "fair and equitable" test is satisfied if either (1) each creditor in a non-accepting impaired class receives or retains under the plan property having a present value equal to the amount of its allowed claim or (2) the holders of claims or interests that are junior to the claims of the rejecting class will not receive or retain any property under a plan. This principal, commonly known as the "absolute priority rule," applies only in cases when a class of unsecured claims or equity interests is impaired and does not accept a plan. In that event, the absolute priority rule does not apply to all classes of unsecured claims and equity interests, but only to the dissenting class and classes junior to the dissenting class. The Debtor may seek to have the Plan confirmed over the rejection of any impaired class that does not vote to accept the Plan, or which is deemed to have rejected the Plan.

         In the event a class is not impaired, it is conclusively presumed to have accepted the Plan. Classes 1, 2, 4, 5 and 6, are impaired, as that term is defined in Bankruptcy Code ss.1124, as the result of this Plan.

         If there is no dissenting class, the test for approval by the Bankruptcy Court of a chapter 11 plan is whether the plan is feasible and in the best interest of creditors and interest-holders. A plan is in the best interest of creditors if the plan will provide a recovery to the creditors that is not less than they would have obtained if the debtor were liquidated under chapter 7 and the proceeds distributed in accordance with bankruptcy liquidation priorities of that chapter. The Bankruptcy Court, in considering this factor, need not consider any other alternative to the plan but liquidation. In considering "feasibility," the Bankruptcy Court is only required to determine whether the plan can be accomplished. This entails determining the availability of cash for payments required at the effective date, and any other factor which might make it impossible for a debtor to accomplish that which is proposes to accomplish in the plan.

         In order to confirm a plan, the Bankruptcy Court must find that the plan was proposed in good faith and that the plan and the Debtor are in compliance with the applicable provisions of chapter 11 of the Bankruptcy Code. Finally, similar to the requirement that the Bankruptcy Court find the plan to be feasible, the Bankruptcy Court must find the liquidation or further reorganization of the reorganized debtor is not likely to occur after implementation of the plan.

         The determination by the Bankruptcy Court that a plan is fair, equitable and feasible occurs at the confirmation hearing after a plan has been accepted. The Bankruptcy Court's judgment on these matters does not constitute an expression of the Bankruptcy Court's opinion as to whether the plan is a good one, nor does it constitute an opinion by the Bankruptcy Court regarding any debt or equity interest or securities issued to creditors under the plan.

V.       HISTORY OF THE DEBTOR AND EVENTS PRECIPITATING BANKRUPTCY.

         The Debtor is a public corporation, incorporated in Delaware. The Debtor's stock previously traded on the Nasdaq Small Cap market. The Debtor has 20,000,000 shares of common stock authorized, of which approximately 4,718,270 shares are outstanding and approximately 8,922,933 shares are subject to issuance upon the exercise of warrants and options. The Debtor also has 1,000,000 shares of preferred stock authorized, none of which has been issued or is outstanding.

         The Debtor is developing and marketing a system, based on its proprietary technology, to allow publishers of professional, corporate, library and educational CD-ROM and internet based information to sell their information to end-users on a usage basis. Because the system is currently being developed, the Debtor has no source of income. The Debtor funded its prepetition operations from the proceeds of its initial public offering and later with loans from International Advance and other sources. Notwithstanding financing made available to the Debtor by International Advance, the Debtor was unable to pay its operating expenses, including payroll and rent. As a result, the Debtor currently has no employees, other than David and Robert Wiedemer who also serve as officers and directors of the Debtor.

         The Debtor leases non-residential real property having an address of 580 Herndon Parkway, Suite 100, Herndon, VA 20170-5225 ("Leased Premises") under a five year lease dated in or about June 1997 ("Lease") between the Debtor and Monroe Parkway, L.L.C. (the "Landlord"). Pursuant to the Lease, the Debtor paid the Landlord a security deposit in the amount of $169,391.00. On or about October 6, 1998, the Landlord notified the Debtor that the Landlord was unilaterally setting off amounts against the Debtor's security deposit past due rent in the alleged amount of $89,595.70 for the months of May, June, July, September, and October, 1998 leaving a balance of the Debtor's security deposit of $79,795.30. The Debtor disputes the amounts owed to the Landlord and maintains that the Landlord improperly setoff amounts allegedly due against its security deposit.

         In addition, the Landlord alleged that the Debtor breached the Lease and filed an action for possession in the General District Court for the County of Fairfax, Virginia ("County Court"). The County Court issued a Summons for Unlawful Detainer and scheduled a hearing for October 30, 1998. The hearing was stayed by the filing of the Debtor's bankruptcy petition.

         Other events precipitating the filing of the bankruptcy petition included requests for return of leased equipment by various lessors and notification by NASDAQ on October 28, 1998 that the Debtor no longer qualified for listing on the Nasdaq Small Cap market and had been delisted. As a result of these events and its inability to pay its operating expenses, the Debtor filed its petition for relief under chapter 11 on October 29, 1998 (the "Petition Date").

VI.      ASSETS AND LIABILITIES

         As of the Petition Date, the Debtor estimates the value of its assets at approximately $170,996.26. The Debtor's assets consist of trade manuals, books, periodicals, software technology, software code and related marketing information, software license agreement, computers, office supplies, furniture, equipment, a non-residential lease and a security deposit. The Debtor's software and related intellectual property needs to be further developed in order to realize any substantial value.

         The Debtor also has potential claims of unknown value against various former employees for conversion of Debtor's property as set forth in Article VII below.

         The Debtor's largest secured creditor is International Advance. International Advance is owed $598,793.01 which includes interest, costs and fees accrued through the Petition Date for pre-petition loans to the Debtor. International Advance has a first priority lien on all or virtually all of the Debtor's assets for its prepetition loans. The Debtor maintains that a portion of International Advance's prepetition security interest is an avoidable preference, however, the Debtor does not dispute that International Advance has a perfected unavoidable prepetition security interest for at least $160,000.00. International Advance disputes that its security interests are avoidable. International Advance also has postpetition claims, liens and security interests on all of the Debtor's assets for amounts it advances to the Debtor under a debtor-in-possession financing facility in an amount not to exceed $120,830.00. This debtor-in-possession financing was approved pursuant to an Order of the Bankruptcy Court dated December 4, 1998.

         In addition to the pre-petition loans to the Debtor by International Advance, Philip Gross ("Gross") and/or Steven Schnipper ("Schnipper") made loans in the approximate amount of $75,000.00 in April 1998 ("Gross/Schnipper Loans"). Notwithstanding certain agreements under which IMARK purportedly granted Gross and/or Schnipper a lien on Imark's assets, the Debtor maintains that Gross and/or Schnipper failed to perfect any security interest and/or that any perfected security interest would be avoidable under the Bankruptcy Code. Gross and Schnipper explicitly agreed to subordinate any security interests in their favor to all loans advanced by, and the lien positions of, International Advance until all amounts owed to International Advance were paid in full. Because the value of Imark's assets is less than the first priority liens of International Advance, Gross and Schnipper are unsecured creditors of the estate.

         Priority claims against the estate include the wage claims of approximately 16 employees subject to the statutory maximum payable per employee in the amount of $4,300.00. The total amount of these claims is $67,493.23. In addition to priority wage claims, there are priority tax claims against the estate in the approximate amount of $90,000.00.

         The Debtor has approximately 100 unsecured trade creditors that are owed approximately $1,100,000.00. In addition to trade creditors, approximately 16 employees have unsecured claims against the estate for amounts in excess of the statutory cap in the approximate amount of $240,000.

VII.     POST-PETITION OPERATIONS OF DEBTOR

         After the petition was filed, Imark continued its operations as a debtor-in-possession pursuant to the provisions of Bankruptcy Code sections 1107 and 1108. The Court approved an agreement between Imark and International Advance for Debtor-In-Possession Financing and Funding for Plan of Reorganization ("Financing Agreement") by Order entered on December 4, 1998 ("Financing Order"). Pursuant to the Financing Agreement and Financing Order, International Advance will provide up to $120,860.00 of debtor-in-possession financing to Imark to fund Imark's monthly expenses. In addition, under the Financing Agreement, International Advance will provide up to $150,000.00 to fund a plan of reorganization.

         In order to expeditiously present a plan of reorganization to creditors and interest-holders, the Debtor elected to be treated as a small business under the Bankruptcy Code. Under the Bankruptcy Code provisions for a small business, the Debtor can obtain confirmation of a plan of reorganization typically in less time and at less expense than under normal Chapter 11 reorganization procedures. As the Debtor is not currently developing its technology, the Debtor is seeking to reorganize expeditiously in order to continue development and marketing of its products. Consistent with this expedited procedure, the Debtor also filed a motion for entry of an Order directing that no creditors' committees be appointed in its case. The Bankruptcy Court granted the motion and entered an order on December 15, 1998 directing that no creditors' committees be appointed in the case.

         Subsequent to filing its bankruptcy petition, the Debtor has maintained minimal staff and equipment and has focused its efforts on maintaining and preserving its technology pending confirmation of its Plan. The Debtor is also arranging to move from its current location in order to reduce rental expenses. The DIP financing will be used to pay for the Debtor's moving costs. The Debtor believes that its Lease at the current location is below market value. The Debtor has negotiated a tentative settlement with the Landlord resolving disposition of the Lease and the claims arising from the Lease and has filed a motion to approve the settlement.

         The Debtor is reviewing its unexpired leases of computer equipment to determine whether to reject or assume these leases. The Debtor is also reviewing equipment lease agreements with Newcourt Capital/AT&T Capital which the Debtor believes may be security agreements as opposed to true leases. After reviewing these agreements and the value of the equipment, the Debtor will consider abandoning or surrendering the equipment to Newcourt Capital/AT&T Capital. The Debtor is presently evaluating and analyzing potential avoidance actions pursuant to 11 U.S.C. Sections 544, 545, 546, 547 and 548, including any potential avoidance actions for transfers to insiders. Pursuant to the Financing Agreement, any recovery from avoidance actions will be distributed to International Advance. The Debtor will prosecute any avoidance action which it determines has merit and will result in a net recovery after litigation costs or assign such avoidance actions to International Advance pursuant to its security interest under the Financing Agreement for prosecution by International Advance. No creditor, interest-holder, insider or other entity should rely upon the absence of a list of identified potential avoidance actions as indicating that no such actions exist or will be pursued.

         The Debtor has potential legal and equitable claims against various former employees for the conversion of the Debtor's property, including but not limited to, source code, marketing information, computer passwords, software documentation and equipment. Notwithstanding any right to setoff under Bankruptcy Code Section 553 or its right to object to any claim, the Debtor reserves any rights or claims for monetary damages and/or equitable relief which it may have against any former employees. The Debtor is presently evaluating whether it will pursue these claims in the Bankruptcy Court or other appropriate court.

         Under the Debtor's Plan of Reorganization, Imark's common stock will be subject to a one for ten reverse stock split and outstanding shares will be distributed to certain creditors. After these distributions, the common stock of Imark will be owned 90% by International Advance, approximately 5% by existing common stock holders and 5% by Imark's unsecured creditors. The Debtor's Plan also provides for a cash distribution of up to $30,000 to unsecured creditors in addition to stock interests in Imark.

VIII.    LIQUIDATION ANALYSIS

         All or virtually all of the Debtor's assets are subject to a security interest in favor of International Advance, Inc. ("International Advance") or other secured creditors. Consequently, if the Debtor's assets were liquidated under chapter 7, International Advance would receive all of the proceeds and unsecured creditors and shareholders would not receive any distributions.

         The liquidation analysis attached hereto as Exhibit B demonstrates that the proceeds from a liquidation of the Debtor's assets available for payment of International Advance's secured claim is only approximately $120,157.98. This amount would be further reduced by the costs of liquidating the assets, fees required to be paid to a chapter 7 trustee under the Bankruptcy Code, and administrative expenses in a chapter 7 case. The total amount of International Advance's undisputed first priority prepetition secured claim (in the amount of $160,000.00) and its postpetition secured claim (which after the first advance under the Financing Order is greater than $40,000.00) greatly exceeds the liquidation value of the Debtor's assets. Furthermore, prior to any distribution to unsecured creditors, the estate would have to pay in full (i) priority tax claims in the approximate amount of $90,000.00, (ii) priority wage claims in the amount of $67,493.23, and (iii) Chapter 11 administrative expenses in the approximate amount of $50,000.00. Considering the secured claims of International Advance, administrative claims and priority claims, in a Chapter 7 liquidation, the unsecured creditors and shareholders would not receive any distribution. Alternatively, the Debtor's Plan provides for a pro rata distribution to unsecured creditors of a fund in an amount up to $30,000 and five percent of the equity of the Debtor. Shareholders of the Debtor will retain their interests under the Debtor's Plan subject to a one for ten reverse stock split. The distribution of stock and cash to unsecured creditors and the retention of interests by shareholders, provides significantly more to unsecured creditors and shareholders than a chapter 7 liquidation.

IX.      SUMMARY OF THE PLAN

         THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR VOTING PURPOSES. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE. CREDITORS ARE URGED TO CAREFULLY READ THE PLAN. A COPY OF THE PLAN IS ATTACHED HERETO AS EXHIBIT A. CREDITORS AND INTEREST-HOLDERS ARE FURTHER URGED TO CONSULT WITH COUNSEL OR WITH EACH OTHER, IN ORDER TO UNDERSTAND THE PLAN MORE FULLY.

         A.       Classification of Claims and Interests

         Pursuant to the Bankruptcy Code, claims and interests are grouped into classes and the Plan provides for different treatment of each class. Under the Plan, each class will either be left unimpaired or received distributions as described in the Plan. Distributions to holders of allowed claims under the Plan will be in full satisfaction and discharge of those claims. Upon Confirmation, the Debtor will be discharged from all claims that arose before confirmation of the Plan. For purposes of repayment of the Debtor's indebtedness under this Plan, the claims and interests of the creditors of the Debtor are divided into the following classes:

                  Class 1: The Allowed Secured Claim of International Advance.

                  Class 2: The Allowed Secured Claims of entities other than International Advance.

                  Class 3: The Allowed Priority Wage Claims Under Bankruptcy Code ss. 507(a)(3).

                  Class 4: The Allowed Unsecured Claims of Unsecured Creditors, including, the Allowed Unsecured Deficiency Claim of International Advance, Unsecured Claims arising from the Debtor's rejection of Executory Contracts and Unexpired Leases, and Allowed Unsecured Claims of Employees.

                  Class 5: The Allowed Equity Interests of Common Stockholders.

                  Class 6: The Allowed Interests of Holders of Stock Options or Warrants.

         B.       Treatment of Claims and Interests

                  1.       Administrative Claims

                  Pursuant to Bankruptcy Code Section 1123(a)(1), administrative claims are not separately classified. Administrative claims, as provided under Bankruptcy Code Sections 503(b) and 507(a)(1), are the actual, necessary costs and expenses of the administration of the chapter 11 case. The amount of all Administrative Claims of Imark including attorneys' fees and those fees payable pursuant to 28 U.S.C. Section 1930 are projected at $50,000.00. The Plan provides for payment in full on the Effective Date of Allowed Administrative Claims, except for Administrative Claims of International Advance, up to a maximum of $50,000.00.

                  The Allowed super-priority Administrative Expense Claims and Allowed Administrative Expense Claims of International Advance shall not be paid on the Effective Date. International Advance's Allowed super-priority Administrative Expense Claims and Allowed Administrative Expense Claims shall not be discharged by this Plan or otherwise, and shall survive Confirmation of the Plan. International Advance shall retain all of its liens and security interests securing repayment of its Allowed super-priority Administrative Expense Claims and Allowed Administrative Expense Claims as provided in Class 1.

                  2.       Priority Tax Claims

                  Allowed Priority Tax Claims under Bankruptcy Code Section 507(a)(8). Pursuant to Bankruptcy Code Section. 1129(a)(9)(C), each holder of an Allowed Priority Tax Claim shall receive on account of the allowed amount of such claim deferred cash payments over a period of six years after the date of assessment of such claim with interest at a rate of six percent per annum.

                  3.       Classified Claims and Interests

                  The Plan separates the remaining claims and interests of the creditors and interest-holders of the Debtor into the following classes:

                           (i) Class 1: Class 1 consists of the Allowed Secured
Claim of International Advance. This class will retain its allowed secured claim for all postpetition advances to the Debtor and any and all amounts owed by the Debtor to International Advance under the Financing Agreement, including without limitation, amounts advanced to fund the Plan ("Postpetition Obligations"). This class shall retain all of its liens and security interests securing repayment of all Postpetition Obligations of the Debtor under the Financing Agreement and the Financing Order, including without limitation, its liens on avoidance powers and any amounts recovered thereunder and/or any avoided liens preserved for the benefit of the estate. Such liens and security interests shall be continuing perfected first priority liens and security interests on all of the Debtor's assets and after acquired assets as provided in the Financing Agreement and Financing Order.

                  For prepetition amounts owed to International Advance, International Advance shall have an allowed claim in the total amount of $598,793.01. International Advance's prepetition allowed claim shall be a secured claim to the extent of the value of its collateral and an allowed unsecured claim for any deficiency (collectively, "Allowed Prepetition Claim"). On the Effective Date, International Advance shall receive (i) the net proceeds from the sale of Imark's Lease, (ii) the Debtor's security deposit posted in connection with the Lease, and; (iii) ninety percent (90%) of the common stock of Imark to be outstanding after Confirmation in full satisfaction of its Allowed Prepetition Claim.

                           This class is impaired.

                           (ii) Class 2: Class 2 consists of the Allowed Secured
Claims of any entity other than International Advance. On the Effective Date, each holder of an allowed secured claim in this class shall receive on account of its allowed secured claim either: (a) the return of the collateral securing its claim; or (b) such other treatment as agreed to by the Debtor and the holder of such allowed secured claim. Any unsecured portion of any allowed claim in this class shall be treated as provided in Class 4.

                           This class is impaired.

                           (iii) Class 3: Class 3 consists of the Allowed
Priority Claims of employees of the Debtor for wages and benefits. At this time, the Debtor estimates that these claims total $67,493.23. Under the Plan, this class shall be paid cash on the Effective Date of the Plan equal to the allowed amount of such claims subject to the $4,300 maximum payment per employee for wages, salaries, commissions, including vacation, severance, sick leave pay (earned by an individual), earned within ninety (90) days before the Petition Date pursuant to Bankruptcy Code ss. 507(a)(3). The balance of any claims in this class are Unsecured Claims. Any portion of employee claims for wages and benefits that exceeds the statutory priority amount under Bankruptcy Code ss. 507(a)(3) shall be treated as provided in Class 4.

                           This class is not impaired.

                           (iv) Class 4: Class 4 consists of the Allowed
Unsecured Claims (including the Allowed Unsecured Claim of International Advance, Allowed Unsecured Claims of Class 2, Allowed Unsecured Claims of the Debtor's employees for wages and benefits and Allowed Unsecured Claims arising from the rejection of Executory Contracts). On the later of the Effective Date or determination of the allowance or disallowance of all Disputed Claims by Final Order or by agreement of the parties, each holder of an allowed claim in this class shall receive on account of the allowed amount of its unsecured claim, a Pro Rata distribution of: (i) five percent (5%) of the common stock of Imark to be outstanding after Confirmation, and; (ii) a cash fund equal to the lesser of, $30,000.00 or five percent (5%) of the aggregate amount of Allowed Unsecured Claims. No fractional shares of common stock of Imark shall be distributed to holders of Allowed Unsecured Claims. International Advance shall receive the distribution provided under Class 1 in full satisfaction of its Allowed Unsecured Claim.

                           This class is impaired.

                           (v) Class 5: Class 5 consists of the Allowed Equity
Interests of Common Stockholders of Imark. On the Effective Date, holders of common stock of Imark shall retain their shares, which after all other distributions under the Plan shall represent five percent (5%) of the outstanding common stock of Imark. The outstanding shares will be subject to a one for ten reverse stock split effective immediately prior to distribution of common stock to holders of Class 1 and Class 4 claims.

                           This class is impaired.

                           (vi) Class 6: Class 6 consists of the Allowed
Interests of Holders of Stock Options or Warrants. Holders of stock options or warrants for the Debtor's stock shall not receive any distribution or retain any property, claims or interests on account of their stock options and warrants and all stock options and warrants shall be canceled on the Effective Date of the Plan.

                           This class is impaired.

X.       MEANS OF EXECUTION

         The Plan provides that upon Confirmation of the Plan, all assets shall vest in the Debtor free and clear of all claims and interests except as otherwise provided in the Plan. The outstanding shares of the Debtor's common stock will be subject to a one for ten reverse stock split effective immediately prior to issuance and distribution of common stock to holders of allowed Class 1 and Class 4 claims on the Effective Date. After distributions under the Plan, Imark common stock will be held in the following percentages: (i) International Advance ninety percent (90%) (ii) Unsecured Creditors five percent (5%) and
(iii) common stockholders approximately five percent (5%). All stock options and warrants will be canceled on the Effective Date of the Plan.

         The Plan provides that pursuant to Delaware General Corporation Law section 303 without any further action of the directors or shareholders, on the Effective Date of the Plan, the officers of Imark shall file an amendment to its certificate of incorporation as required, and the certificate of incorporation shall be deemed to be amended under Delaware General Corporation Law section 242 to provide for (i) a one for ten reverse stock split of Imark's outstanding common stock and (ii) an increase in the authorized common stock of Imark to 40,000,000 shares. In addition, all outstanding warrants and stock options for Imark's stock shall be canceled. The Plan provides that the officers of Imark shall file such amendment with the Delaware Secretary of State, in conformance with the requirements of Delaware General Corporation Law section 303(c) and pay all fees for such filing as provided under Delaware General Corporation Law section 303(e).

         The Plan provides that with respect to the one for ten reverse stock split, all stock certificates representing shares of common stock of the Company which are outstanding prior to the Effective Date need not be returned to the Debtor or its transfer agent, but may remain outstanding and shall automatically be deemed to represent one-tenth of the numbers of shares which they represented prior to the Effective Date. The Plan provides that fractional shares created by the reverse stock split shall be deemed canceled and of no value.

         The Plan provides that pursuant to Delaware General Corporation Law section 303 without any further action of the directors or shareholders, after amendment of its certificate of incorporation, the officers of Imark shall issue, or cause to be issued, sufficient shares of its common stock to make the distributions of common stock provided in the Plan to the holders of Class 1 and Class 4 claims. Fractional shares shall not be issued for distributions to holders of Class 1 or Class 4 claims.

         Funding for the Plan up to a maximum of $150,000.00 will be provided by International Advance pursuant to the terms of the Financing Agreement.

         The Plan provides for procedures concerning the delivery of distributions and undeliverable distributions as provided in paragraph 7.9 of the Plan.

         Paragraph 7.10 of the Plan provides that the Debtor may, in accordance with section 553 of the Bankruptcy Code and applicable nonbankruptcy law, set off against any Allowed Claim and any relevant distributions, any claim the Debtor may hold against the holder of such Allowed Claim.

XI.      OBJECTIONS TO CLAIMS

A.       Retention of Rights

         The Plan provides that the Debtor will retain all rights under Bankruptcy Code sections 502, 544, 545, 546, 547, 548, 549, 550, 553(b) and
724(a), subject to the liens and security interests of International Advance as provided herein and in the Financing Agreement and the Financing Order. The Debtor is evaluating potential avoidance actions, including any potential avoidance actions for transfers to insiders.

B.       Administrative Claims

         Under the Plan, the Debtor reserves the right to object to any applications to the Bankruptcy Court for the allowance of administrative claims. Except for any administrative claims of International Advance, any claims for administrative expenses that are not filed with the Bankruptcy Court and served upon the Office of the United States Trustee and counsel for the Debtor within ninety (90) days of the Effective Date of the Plan, subject to any extensions by the Bankruptcy Court, shall be forever barred. Under the Plan and the Confirmation Order, International Advance shall have allowed super-priority administrative claims and administrative claims to the extent and for the amounts provided in the Financing Agreement and Financing Order.

XII.     PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

         Under the Plan, the Debtor reserves the right to object to claims. Unless otherwise provided in the Plan or by Order of the Bankruptcy Court, the Debtor will make objections to claims prior to the expiration of sixty (60) days after the Effective Date of the Plan, subject to any extensions by the Bankruptcy Court. The Debtor will serve the objection to the claim on the holder of such claim and file the objection with the Bankruptcy Court.

XIII.    RETENTION OF JURISDICTION

         The Plan provides for retention of jurisdiction by the Bankruptcy Court for all matters arising under, or related to, these proceedings.

XIV.     EXECUTORY CONTRACTS

         The Plan provides that all executory contracts and unexpired leases not assumed or rejected prior to Confirmation shall be rejected unless otherwise provided by the Plan.

XV.      DISCHARGE OF DEBTOR

         The Plan provides that pursuant to Bankruptcy Code section 1141, upon Confirmation of the Plan, the Debtor and its successors and assigns, will be discharged of all claims and liabilities arising prior to the Confirmation of the Plan. The Plan provides that Confirmation of the Plan shall constitute a discharge of any debt that arose prior to Confirmation and any debt of any kind specified in Bankruptcy Code sections 502(g), (h), or (i), whether or not a holder or transferee of a claim accepts the Plan. The Debtor is not assuming any liabilities under the Plan.

         The Confirmation of the Plan, and the rights afforded to creditors and interest-holders in the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against the Debtor and its successors and assigns, of any nature whatsoever regardless of whether reduced to judgment, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, which arose or are deemed to have arisen on or before the Confirmation Date, including, but not limited to: (1) any interest accrued thereon from and after the Petition Date; (2) any liability of a kind specified in Bankruptcy Code sections 502(g), 502(h), and 502(i) regardless of whether a Proof of Claim or Interest is filed or deemed filed under Bankruptcy Code section 501, or such Claim or Interest is allowed.

         Except as provided under the Plan, upon the Effective Date, all such Claims and Interests against the Debtor and its successors and assigns, shall be satisfied, discharged and released in full. Except as otherwise provided herein, all Creditors shall be precluded from asserting against the Debtor and its successors and assigns, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

         Unless otherwise provided in the Plan, all injunctions or stays provided for in the case pursuant to Bankruptcy Code section 362 or otherwise extant on the Confirmation Date shall become permanent and remain in full force and effect unless otherwise provided for by Bankruptcy Court Order.

XVI.     MODIFICATION OF THE PLAN

         The Plan provides that the Debtor reserves the right to amend or modify the Plan before Confirmation in accordance with Bankruptcy Code section 1127 and Federal Rule of Bankruptcy Procedure 3017. The Debtor may modify the Plan prior to Confirmation if the Bankruptcy Court determines that the modification does not materially and adversely affect or impair the interest of any creditor or interest-holder who has not accepted such modification. In which case, such modification shall be deemed accepted by all holders of claims and interests who have previously accepted the Plan.

         The Plan provides that the Debtor may amend or modify the Plan after Confirmation as provided under Bankruptcy Code section 1127.

XVII.    DISCLOSURES REQUIRED BY BANKRUPTCY CODE

         The Code requires disclosure of certain facts as follows:

                  1. There are no payments or promises made of the kind specified in Bankruptcy Code section 1129(a)(4)(A) which have not previously been disclosed to the Bankruptcy Court.

                  2. Upon the Effective Date of the Plan, the ownership of the Debtor shall be as set forth in the Plan.

XVIII.   CONCLUSION

         THE MATERIALS PROVIDED IN THIS DISCLOSURE STATEMENT ARE INTENDED TO ASSIST YOU IN VOTING ON THE PLAN IN AN INFORMED FASHION. IF THE PLAN IS CONFIRMED, YOU WILL BE BOUND BY ITS TERMS; THEREFORE, YOU ARE URGED TO REVIEW THIS MATERIAL AND TO MAKE SUCH FURTHER INQUIRIES AS YOU MAY DEEM APPROPRIATE AND THEN CAST AN INFORMED VOTE ON THE PLAN.


                                  IMARK TECHNOLOGIES, INC.


                                      /s/ John David Wiedemer
Dated: January 14, 1999           By: ------------------------------------
                                      John David Wiedemer, Senior Vice President